UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of John F. Hamilton

On October 10, 2007, John F. Hamilton, the Vice President, Finance and Chief Financial Officer of Depomed, Inc. (the “Company”), retired from the Company, effective October 12, 2007.

On October 10, 2007, the Company and Mr. Hamilton entered into the Consulting Agreement attached to this report as Exhibit 10.1 (the “Consulting Agreement”) and the letter agreement attached to this report as Exhibit 10.2 (the “Letter Agreement”).  Pursuant to the Consulting Agreement, Mr. Hamilton will provide consulting services to the Company through October 10, 2008 and the Company will pay Mr. Hamilton $25,667 per month for his consulting services.  In the event of a “Change in Control” of the Company (as defined in the Company’s 2004 Equity Incentive Plan), any remaining monthly payments for consulting under the agreement will be accelerated.

Pursuant to the Letter Agreement:  (a) the Company will reimburse Mr. Hamilton for COBRA premiums; (b) options held by Mr. Hamilton to purchase 471,000 shares of the Company’s common stock will not be exercised and will be cancelled; (c) the Company will issue to Mr. Hamilton 100,000 fully vested shares of common stock pursuant to the Company’s 2004 Equity Incentive Plan; and (d) the Company will make a lump sum payment to Mr. Hamilton equal to $190,000.  The Letter Agreement also provides for a customary mutual release of claims.  The Letter Agreement (including the provisions related to the cancellation of Mr. Hamilton’s stock options and the issuance of shares of common stock to Mr. Hamilton) and the Consulting Agreement will become effective after a mandatory seven-day revocation period in favor of Mr. Hamilton pursuant to the Letter Agreement.

Appointment of Tammy L. Cameron as interim principal accounting and financial officer

The Company’s Board of Directors has designated Tammy L. Cameron, the Company’s Controller, as the Company’s interim principal accounting and financial officer, effective as of October 15, 2007.

Ms. Cameron, 41, has served as the Company’s Controller since July 2007.  From January 2005 to June 2007, Ms. Cameron served as the Controller of Adeza Biomedical Corporation, a publicly-traded medical device company.  Ms. Cameron’s responsibilities at Adeza included, among others, external reporting, Sarbanes-Oxley compliance, budgeting and forecasting, income tax reporting, and cost accounting.  From 2001 to 2005, Ms. Cameron served as the Director of Finance and Administration of Timi3 Systems, a venture-backed medical device company.  From 1995 to 2001, Ms. Cameron served as Director of Treasury and External Reporting of KeraVision, Inc., a publicy-traded medical device company.  Ms. Cameron spent the first four years of her career as an auditor for Ernst & Young.  She is a Certified Public Accountant.

The Company has entered into its standard form of director and officer indemnification agreement with Ms. Cameron.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1	Consulting Agreement, dated as of October 10, 2007, between Depomed, Inc. and John F. Hamilton
10.2	Letter Agreement, dated as of October 10, 2007, between Depomed, Inc. and John F. Hamilton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: October 10, 2007	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel